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                                                                    EXHIBIT 23.1


[LOGO OF ARTHUR ANDERSEN]


CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 dated May 7, 2002 of our report dated February 28, 2002 included in Advanced Energy Industries, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this Registration Statement.





/s/ ARTHUR ANDERSEN LLP
Denver, Colorado
May 1, 2002